UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: Date of Earliest Event Reported:	May 2, 2003 May 2, 2003

BOISE CASCADE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street P.O. Box 50 Boise, Idaho		83728-0001
(Address of principal executive offices)		(Zip Code)

208/384-6161
(Registrant’s telephone number, including area code)

Item 7.	Financial Statements and Exhibits
(c)	Exhibits.

	Exhibit 99	Boise Cascade Corporation First Quarter 2003 Fact Book

Item 9.	Regulation FD Disclosure.

Boise Cascade Corporation is furnishing the information required by Item 12 of Form 8-K, “Results of Operations and Financial Condition,” under this Item 9 in accordance with SEC Release No. 33-8216.

On May 2, 2003, we issued our First Quarter 2003 Fact Book, a copy of which is attached as Exhibit 99.

We present our consolidated financial statements in accordance with generally accepted accounting principles (GAAP).  To supplement the GAAP presentations, we also present the results of our operations before nonroutine gains and losses.  For example, in the first quarter of 2003, we present results that exclude the effect of employee-related costs associated with our cost reduction program.  We also exclude the cumulative effect of two accounting changes that took effect during the first quarter.

We believe our presentation of non-GAAP financial measures enhances our investors’ overall understanding of our recurring operational performance and our prospects for the future.  Specifically, we believe the results before nonroutine items provides useful information to both investors and management by excluding gains and losses that are not indicative of our core operating results.

We have reconciled the non-GAAP financial measures to our reported financial performance in the financial notes that accompany our Fact Book.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE CORPORATION

By	/s/ Karen E. Gowland
Karen E. Gowland Vice President and Corporate Secretary

Date: May 2, 2003

EXHIBIT INDEX

Number	Description

99	Boise Cascade Corporation First Quarter 2003 Fact Book